EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors of Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference in Registration Statement No. 33-47442 Spartan Stores, Inc. 1991 Stock Bonus Plan, Registration Statement No. 33-47493 Spartan Stores, Inc. 1991 Stock Option Plan, Registration Statement No. 33-49074 Spartan Stores, Inc. 1991 Associate Stock Purchase Plan, Registration Statement No. 33-96259 Spartan Stores, Inc. Long Term Incentive Plan on Forms S-8 and Amendment No. 1 to Registration Statement No. 333-37050 of Spartan Stores, Inc. Prospectus and Proxy Statement on Form S-4 of our report dated June 14, 2000, appearing in this Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 25, 2000.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Spartan Stores, Inc. (the "Company"), listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/Deloitte & Touche LLP
June 19, 2000